EXHIBIT 10.31

LIMITED PARTNER INTEREST

PURCHASE AND SALE AGREEMENT

by and between

AROC Oil & Gas, L.L.C.,

A Texas limited liability company

and

TIFD III-X LLC

October 16, 2007

-i-

-ii-

LIMITED PARTNER INTEREST

PURCHASE AND SALE AGREEMENT

THIS LIMITED PARTNER INTEREST PURCHASE AND SALE AGREEMENT dated as of October 16, 2007, is made by and between AROC Oil & Gas, L.L.C., a Texas limited liability company (the “Buyer”) and TIFD III-X LLC, a Delaware limited liability company (“Seller”).

RECITALS:

A. Reference is herein made to that certain Agreement of Limited Partnership of AROC Energy, L.P., a Texas limited partnership (the “Partnership”), dated as of August 18, 2003 (the “Partnership Agreement”), governing the Partnership. Seller’s interest in the Partnership as a limited partner is herein called the “Interest”.

B. Seller desires to sell all of the Interest to Buyer, and Buyer desires to purchase the Interest from Seller, on the terms and conditions set forth herein.

AGREEMENT:

NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual covenants and agreements contained herein, Seller and Buyer do hereby agree as follows:

ARTICLE I

TERMS OF THE TRANSACTION

Section 1.1. Agreement to Purchase Interest. Subject to the terms and provisions herein, Seller agrees to sell and Buyer agrees to purchase, for the consideration hereinafter set forth, the Interest.

Section 1.2. Purchase Price. In consideration of the sale of the Interest to Buyer, Buyer shall pay to Seller a cash purchase price of $91,100,000 (the “Purchase Price”).

Section 1.3. Effective Date. The purchase and sale of the Interest shall be effective as of the Closing Date (the “Effective Date”).

Section 1.4. Payment.

(a) At the Closing, Buyer shall pay to Seller cash equal to the Purchase Price. Payments by Buyer to Seller of the Purchase Price shall be made in immediately available funds by confirmed wire transfer to a bank account or accounts designated by Seller in writing to Buyer.

ARTICLE II

CLOSING

The closing of the transactions contemplated hereby (the “Closing”) shall take place at the offices of Thompson & Knight LLP, 333 Clay Street, Suite 3300, Houston, Texas,

simultaneously with the execution and delivery by the parties of this Agreement. The date on which the Closing is required to take place is herein referred to as the “Closing Date.”

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Buyer that:

Section 3.1. Title to Interests. Seller is (and at the Closing will be) the record and beneficial owner of, and upon consummation of the transactions contemplated hereby Buyer will acquire good, valid, and marketable title to, the Interest, free and clear of all Liens, other than (i) those that may arise by virtue of any actions taken by or on behalf of Buyer or its Affiliates, (ii) restrictions on transfer that may be imposed by federal or state securities laws, (iii) restrictions on transfer under the Partnership Agreement or (iv) Liens, if any, released at Closing. The Interest includes all of the limited partnership interests acquired by Seller upon the formation of the Partnership, and since the date of the formation of the Partnership, the Seller has owned all of the Interest, all of the limited partnership interests of the Partnership and has not sold, conveyed or transferred any interest in the Partnership, including, but not limited to all or any part of the Interest.

Section 3.2. Organization and Standing. Seller is duly organized, validly existing and in good standing under the laws of the state of its formation and has requisite power and authority to carry on its business as now being conducted, and is duly qualified as a foreign entity in any other jurisdiction where the failure to so qualify would have a material adverse effect on Seller’s ability to perform its obligations hereunder.

Section 3.3. Power and Authority. Seller has all requisite power and authority to execute, deliver, and perform this Agreement and each other agreement, instrument, or document executed or to be executed by Seller in connection with the transactions contemplated hereby to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery, and performance of this Agreement and each other agreement, instrument, or document executed or to be executed by Seller in connection with the transactions contemplated hereby to which it is a party, and the consummation by it of the transactions contemplated hereby and thereby, have been duly authorized by all necessary action of Seller.

Section 3.4. Valid and Binding Agreement. This Agreement has been duly executed and delivered by Seller and constitutes, and each other agreement, instrument, or document executed or to be executed by Seller in connection with the transactions contemplated hereby to which it is a party has been, or when executed will be, duly executed and delivered by Seller, and constitutes, or when executed and delivered will constitute, a valid and legally binding obligation of Seller, enforceable against it in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors’ rights generally and the application of general principles of equity (regardless of whether that enforceability is considered in a proceeding at law or in equity).

Section 3.5. Non-Contravention. Neither the execution, delivery, and performance by Seller of this Agreement and each other agreement, instrument, or document executed or to be executed by Seller in connection with the transactions contemplated hereby to which Seller is a party nor the consummation by Seller of the transactions contemplated hereby and thereby do or will (i) conflict with or result in a violation of any provision of Seller’s Governing Documents, (ii) do and will conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any right of termination, cancellation, or acceleration under, any bond, debenture, note, mortgage or indenture, or any material contract, agreement, or other instrument or obligation to which Seller is a party or by which such Seller or any of such Seller’s properties may be bound, or (iii) violate any Applicable Law binding upon such Seller.

Section 3.6. Approvals. No consent, approval, order, or authorization of, or declaration, filing, or registration with, any Governmental Entity or of any third party is required to be obtained or made by Seller in connection with the execution, delivery, or performance by Seller of this Agreement, each other agreement, instrument, or document executed or to be executed by Seller in connection with the transactions contemplated hereby to which Seller is a party or the consummation by Seller of the transactions contemplated hereby and thereby.

Section 3.7. Pending Litigation. There are no Proceedings pending or, to Seller’s Knowledge, threatened, in which Seller is or may be a party affecting the execution and delivery of this Agreement by Seller or the consummation of the transactions contemplated hereby by Seller.

Section 3.8. Brokers. No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller.

ARTICLE IV

DISCLAIMER

EXCEPT AS SET FORTH IN THIS AGREEMENT, SELLER WILL CONVEY TO BUYER THE INTEREST WITHOUT ANY EXPRESS, STATUTORY, OR IMPLIED WARRANTY OR REPRESENTATION OF ANY KIND FROM SELLER OR ANY OF ITS AFFILIATES, INCLUDING WARRANTIES OR REPRESENTATIONS RELATING TO (I) THE PARTNERSHIP, (II) TITLE OF THE PARTNERSHIP IN AND TO ITS PROPERTIES AND OTHER ASSETS (THE “PARTNERSHIP PROPERTIES”), (III) THE CONDITION OF THE PARTNERSHIP PROPERTIES, (IV) ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY OF THE PARTNERSHIP PROPERTIES, (V) ANY IMPLIED OR EXPRESS WARRANTY OF THE FITNESS OF THE PARTNERSHIP PROPERTIES FOR A PARTICULAR PURPOSE, (VI) ANY IMPLIED OR EXPRESS WARRANTY OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS, (VII) ANY AND ALL OTHER IMPLIED WARRANTIES EXISTING UNDER APPLICABLE LAW NOW OR HEREAFTER IN EFFECT, OR (VIII) ANY IMPLIED OR EXPRESS WARRANTY REGARDING COMPLIANCE WITH ANY APPLICABLE ENVIRONMENTAL LAWS, THE RELEASE OF MATERIALS INTO THE ENVIRONMENT, OR PROTECTION OF THE ENVIRONMENT OR HEALTH. IN PURCHASING THE INTEREST BUYER ACCEPTS THE PARTNERSHIP PROPERTIES “AS IS,” “WHERE IS,” AND “WITH ALL FAULTS” AND IN THEIR PRESENT CONDITION AND STATE OF REPAIR.

WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, SELLER MAKES NO REPRESENTATION OR WARRANTY AS TO (A) THE AMOUNT, VALUE, QUALITY, QUANTITY, VOLUME, OR DELIVERABILITY OF ANY OIL, GAS, OR OTHER MINERALS OR RESERVES IN, UNDER, OR ATTRIBUTABLE TO THE PARTNERSHIP PROPERTIES, (B) THE PHYSICAL, OPERATING, REGULATORY COMPLIANCE, SAFETY, OR ENVIRONMENTAL CONDITION OF THE PARTNERSHIP PROPERTIES, (C) THE GEOLOGICAL OR ENGINEERING CONDITION OF THE PARTNERSHIP PROPERTIES OR ANY VALUE THEREOF OR (D) THE ACCURACY, COMPLETENESS, OR MATERIALITY OF ANY DATA, INFORMATION, OR RECORDS FURNISHED TO BUYER BY SELLER IN CONNECTION WITH THE PARTNERSHIP OR THE PARTNERSHIP PROPERTIES. BUYER EXPRESSLY ACKNOWLEDGES AND AGREES THAT (X) SELLER IS A LIMITED PARTNER OF THE PARTNERSHIP; (Y) AS A LIMITED PARTNER, SELLER IS GENERALLY A “PASSIVE” INVESTOR AND IS NOT INVOLVED IN THE DAY-TO-DAY OPERATIONS OF THE PARTNERSHIP AND DOES NOT HAVE CONTROL OVER OR IMMEDIATE ACCESS TO PARTNERSHIP BOOKS, RECORDS AND OTHER DATA OR INFORMATION; AND (Z) THAT AN AFFILIATE OF BUYER IS THE GENERAL PARTNER OF THE PARTNERSHIP AND, IN THAT CAPACITY, HAS BEEN PRIMARILY RESPONSIBLE FOR THE CONDUCT BY THE PARTNERSHIP OF ITS BUSINESS AND OPERATIONS SINCE INCEPTION. BUYER AGREES THAT THE FOREGOING DISCLAIMER IS “CONSPICUOUS.”

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller that:

Section 5.1. Organization. Buyer is validly existing and in good standing under the laws of the jurisdiction of its organization and has requisite power and authority to carry on its business as now being conducted.

Section 5.2. Power and Authority. Buyer has all requisite power and authority to execute, deliver, and perform this Agreement and each other agreement, instrument, or document executed or to be executed by Buyer in connection with the transactions contemplated hereby to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery, and performance of this Agreement and each other agreement, instrument, or document executed or to be executed by Buyer in connection with the transactions contemplated hereby to which it is a party, and the consummation by it of the transactions contemplated hereby and thereby, have been duly authorized by all necessary action of Buyer.

Section 5.3. Valid and Binding Agreement. This Agreement has been duly executed and delivered by Buyer and constitutes, and each other agreement, instrument, or document executed or to be executed by Buyer in connection with the transactions contemplated hereby to which it is a party has been, or when executed will be, duly executed and delivered by Buyer, and constitutes, or when executed and delivered will constitute, a valid and legally binding obligation of Buyer, enforceable against it in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors’ rights generally and the application of general principles of equity (regardless of whether that enforceability is considered in a proceeding at law or in equity).

Section 5.4. Non-Contravention. Neither the execution, delivery, and performance by Buyer of this Agreement and each other agreement, instrument, or document executed or to be executed by Buyer in connection with the transactions contemplated hereby to which it is a party nor the consummation by it of the transactions contemplated hereby and thereby do or will (i) conflict with or result in a violation of any provision of Buyer’s Governing Documents, (ii) conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any right of termination, cancellation, or acceleration under, any bond, debenture, note, mortgage or indenture, or any material contract, agreement, or other instrument or obligation to which Buyer is a party or by which Buyer or any of Buyer’s properties may be bound, except for those violations or conflicts for which the Buyer has received waivers on or before the date hereof or (iii) violate any Applicable Law binding upon Buyer.

Section 5.5. Approvals. No consent, approval, order, or authorization of, or declaration, filing, or registration with, any Governmental Entity or of any third party is required to be obtained or made by Buyer in connection with the execution, delivery, or performance by Buyer of this Agreement, each other agreement, instrument, or document executed or to be executed by Buyer in connection with the transactions contemplated hereby to which it is a party or the consummation by it of the transactions contemplated hereby and thereby.

Section 5.6. Proceedings. There are no Proceedings pending or, to Buyer’s Knowledge, threatened, in which Buyer is or may be a party affecting the execution and delivery of this Agreement by Buyer or the consummation of the transactions contemplated hereby by Buyer.

Section 5.7. Investment Experience. Buyer acknowledges that it can bear the economic risk of its investment in the Interest, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Interest. Buyer is an Affiliate of the General Partner.

Section 5.8. Restricted Securities. Buyer understands that the Interest will not have been registered pursuant to the Securities Act or any applicable state securities laws, that the Interest will be characterized as “restricted securities” under federal securities laws, and that under such laws and applicable regulations the Interests cannot be sold or otherwise disposed of without registration under the Securities Act or an exemption therefrom.

Section 5.9. Accredited Investor; Investment Intent. Buyer is an accredited investor as defined in Regulation D under the Securities Act. Buyer is acquiring the Interest for its own account for investment and not with a view to, or for sale or other disposition in connection with, any distribution of all or any part thereof, except in compliance with applicable federal and state securities laws.

Section 5.10. Independent Evaluation. Buyer is an experienced and knowledgeable investor in the oil and gas business and the business of owning and operating oil, gas and mineral properties. Buyer, as a result of its affiliation with the General Partner, has had full and complete access to the Partnership Properties, the officers, consultants and other representatives of the Partnership, and the books, records, and files of the Partnership (including those relating to the Partnership Properties). In making the decision to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer, as a result of its affiliation with the General Partner, has relied on the basis of its own independent investigation and knowledge of the Partnership and the Partnership Properties, and has been advised by and has relied solely on its own expertise and legal, land, tax, reservoir engineering, and other professional counsel concerning this transaction, the Partnership, the Partnership Properties and the values thereof.

Section 5.11. Brokers. No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer.

Section 5.12. Disclosure to Seller. In view of (i) Buyer’s affiliation with the General Partner and (ii) the General Partner’s duties and obligations as general partner of the Partnership to Seller (in its capacity as the limited partner thereof), and given Buyer’s access to information with respect to the Partnership, the Partnership’s operations and the Partnership Properties, Buyer represents and warrants that, to Buyer’s Knowledge, the General Partner has made all material information concerning the Partnership and the Partnership Properties available to, and has not withheld any material information from, Seller (exclusive of facts and circumstances which Seller recognizes to be of a nature generally recognized and known in the oil and gas industry (e.g., hydrocarbon prices may rise or fall)).

ARTICLE VI

COVENANTS OF THE PARTIES

Section 6.1. Reasonable Commercial Efforts. Each party hereto agrees that it will not voluntarily undertake any course of action inconsistent with the provisions or intent of this Agreement and will use its Reasonable Commercial Efforts to take, or cause to be taken, all action and to do, or cause to be done, all things reasonably necessary, proper, or advisable under Applicable Laws to consummate the transactions contemplated by this Agreement.

Section 6.2. Notice of Litigation. Until the Closing, (i) Buyer, upon learning of the same, shall promptly notify Seller of any Proceeding which is commenced or threatened against Buyer which affects this Agreement or the transactions contemplated hereby and (ii) Seller, upon learning of the same, shall promptly notify Buyer of any Proceeding which is commenced or threatened against Seller which affects this Agreement or the transactions contemplated hereby.

Section 6.3. Fees and Expenses.

(a) All fees and expenses incurred in connection with this Agreement by Seller will be borne by and paid by Seller, except as provided in Section 6.6 or unless the transactions contemplated hereby are not consummated through no fault of Seller (in which event, Buyer shall bear and pay such fees and expenses).

(b) Without limiting its covenants and agreements in Section 6.6, all expenses incurred in connection with this Agreement by Buyer, the General Partner or by the Partnership

will be borne by and paid by Buyer, regardless of whether or not the transactions contemplated hereby are consummated.

Section 6.4. Public Announcements. Except as may be required by Applicable Law, neither Buyer, Affiliates of the General Partner or the Partnership, on the one hand, nor Seller, on the other, shall issue any press release or otherwise make any statement to the public generally with respect to this Agreement or the transactions contemplated hereby without the prior consent of the other parties (which consent shall not be unreasonably withheld and which consent, if given verbally, shall be confirmed in writing within one Business Day thereafter). Buyer and Seller expressly agree that Buyer may make a press release or statement and file any required disclosures under federal securities laws as required by Applicable Law within the times mandated by those laws. Buyer shall provide Seller with a draft copy of such press release or statement on Business Day before release or filing where at all practicable.

Section 6.5. Tax Matters. The parties acknowledge that the sale of the Interest by Seller to Buyer will cause the Partnership to terminate for federal income tax purposes on the Effective Date pursuant to Section 708(b)(1)(B) of the Code. Buyer hereby agrees to prepare, submit for Seller’s approval in the manner provided in Section 6.10 of the Partnership Agreement and timely file with the IRS or any other appropriate taxing authorities all tax returns due for the Partnership (including the final federal income tax return on IRS Form 1065 for the Partnership’s taxable period that ends at the Effective Date) in accordance with Section 6.10 of the Partnership Agreement. If Seller fails to approve any tax return referenced in the immediately preceding sentence, Seller and Buyer agree to use their Reasonable Commercial Efforts to resolve any disagreement or dispute between them in respect of such return as promptly as reasonably practicable. The parties further agree that no items of income, gain, loss, deduction or credit attributable to periods after the Closing Date shall be allocated to Seller and that Seller shall not be liable for any Partnership-level Taxes or other Taxes attributable to periods, operations, or oil and gas production after the Closing Date.

Section 6.6. Partnership Hedges. Buyer agrees that it and its Affiliates (including the General Partner) will either (i) cause the Partnership to terminate the Hedges at Closing or (ii) if the Hedges are not so terminated, take such steps as are necessary to terminate the Hedge Guaranty at Closing, including obtaining and providing collateral or other credit support satisfactory to the Hedge Counterparty and providing to Seller a release of the Hedge Guaranty in the form and substance satisfactory to Seller. Buyer agrees that all costs incurred by Buyer, the General Partner, the Partnership or Seller and their respective Affiliates in connection with the performance by Buyer of its covenants and agreements in this Section 6.6 shall be borne and paid exclusively by Buyer, the General Partner or the Partnership, and if paid by the Partnership will not otherwise affect the amount due Seller hereunder.

Section 6.7. Access to Books and Records. Buyer will preserve or cause to be preserved all books and records of the Partnership for a period of six years following the Closing and will allow Seller and its representatives reasonable access to such records at all reasonable times for a purpose reasonably related to (i) Seller’s ownership of the Interest in the Partnership, (ii) the performance by Seller of its obligations, and the enforcement by it of its rights, hereunder, or (iii) Seller’s contest of the imposition of any Taxes resulting from its ownership of the Interest. If Buyer desires to dispose of any such records prior to the expiration of the six-year period referenced above, Buyer shall provide notice of same to Seller, and Seller shall have a period of 10 Business Days to deliver written notice to Buyer that Seller elects to have such records delivered to it (at the expense of Seller). If Seller fails to deliver such notice within the 10-Business Day period referenced above, Buyer shall the right to dispose of the subject records.

Section 6.8. Assumption. Buyer will, at Closing, be deemed to have assumed any and all duties, liabilities and obligations of Seller under the Partnership Agreement, whether arising before, on or after the Effective Date (the “Assumed Obligations”).

Section 6.9. Compliance With Partnership Agreement. Buyer, Seller and, by its execution hereof, the General Partner, agree that upon consummation of the transactions contemplated hereby, (a) Section 9.1 of the Partnership Agreement, which deals with assignments by the limited partners of the Partnership, will be deemed to have been complied with in all respects, and (b) Section 9.6 of the Partnership Agreement (Right of First Offer) will be deemed to have been waived.

ARTICLE VII

CLOSING CONDITIONS

Section 7.1. Conditions Precedent to Parties’ Obligations to Close. The obligation of Seller, on the one hand, or Buyer, on the other, to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment on or prior to the Closing Date of each of the following conditions:

(a) No Proceeding (excluding any Proceeding initiated by Seller, Buyer, the General Partner or the Partnership or any of their respective Affiliates) shall, on the Closing Date, be pending or threatened seeking to restrain, prohibit, or obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

(b) No order, writ, injunction or decree shall have been entered and be in effect by any court or any Governmental Entity of competent jurisdiction, and no statute, rule, regulation or other requirement shall have been promulgated or enacted and be in effect, that on a temporary or permanent basis restrains, enjoins or invalidates the transactions contemplated hereby.

Section 7.2. Conditions Precedent to Seller’s Obligations. The obligation of Seller to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment on or prior to the Closing Date of each of the following conditions:

(a) Each of the representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects as of the date made and (having been deemed to have been made again on and as of the Closing Date in the same language) shall be true and correct in all material respects on and as of the Closing Date.

(b) Buyer shall have performed and complied with in all material respects all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date (including its covenants and agreements contained in Section 6.6).

(c) Seller shall have received a certificate executed by a duly authorized officer of Buyer dated the Closing Date, representing and certifying that the conditions set forth in Sections 7.2 (a) and (b) have been satisfied.

(d) Seller shall have received all other agreements, instruments and documents which are required by other terms of this Agreement to be executed or delivered by Buyer, the General Partner or the Partnership prior to or in connection with the Closing.

(e) The Hedges or the Hedge Guaranty shall have been terminated pursuant to Section 6.6 to the satisfaction of the Seller.

Section 7.3. Conditions Precedent to Buyer’s Obligations. The obligation of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment on or prior to the Closing Date of each of the following conditions:

(a) Each of the representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects as of the date made and (having been deemed to have been made again on and as of the Closing Date in the same language) shall be true and correct in all material respects on and as of the Closing Date.

(b) Seller shall have performed and complied with in all material respects all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

(c) Buyer shall have received one or more certificates executed by a duly authorized officer of Seller dated the Closing Date, (i) representing and certifying that the conditions set forth in Sections 7.3 (a) and (b) have been satisfied and (ii) certifying to the adoption and effectiveness of resolutions adopted by the sole member of Seller authorizing the transactions contemplated hereby.

(d) Seller shall have executed and delivered an Assignment of Limited Partner Interest substantially in the form of Exhibit 7.3(d) in all material respects.

(e) Buyer shall have received all other agreements, instruments and documents which are required by other terms of this Agreement to be executed or delivered by Seller prior to or in connection with the Closing.

ARTICLE VIII

TERMINATION, AMENDMENT AND WAIVER

Section 8.1. Termination. This Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing in the following manner:

(a) by mutual written consent of Seller and Buyer; or

(b) by either Seller, on the one hand, or Buyer, on the other, if:

(i) the Closing shall not have occurred on or before October 26, 2007, unless such failure to close shall be due to a breach of this Agreement by the party seeking to terminate this Agreement pursuant to this clause (i); or

(ii) there shall be any statute, rule, or regulation that makes consummation of the transactions contemplated hereby illegal or otherwise prohibited or a Governmental Entity shall have issued an order, decree, or ruling or taken any other action permanently restraining, enjoining, or otherwise prohibiting the consummation of the transactions contemplated hereby, and such order, decree, ruling, or other action shall have become final and nonappealable;

(c) by Seller, if (i) Buyer shall have failed to fulfill in any material respect any of its other obligations under this Agreement; or (ii) any of the representations and warranties of Buyer contained in this Agreement shall not be true and correct in all material respects and, in the case of each of clauses (i) and (ii), such failure, misrepresentation, or breach of warranty (provided it can be cured) has not been cured within ten days after written notice thereof from Seller to Buyer, as the case may be; or

(d) by Buyer, if (i) Seller shall have failed to fulfill in any material respect any of its obligations under this Agreement; or (ii) any of the representations and warranties of Seller contained in this Agreement shall not be true and correct in all material respects and, in the case of each of clauses (i) and (ii), such failure, misrepresentation, or breach of warranty (provided it can be cured) has not been cured within ten days after written notice thereof from Buyer to Seller.

Section 8.2. Effect of Termination. In the event of the termination of this Agreement pursuant to Section 8.1 by Seller, on the one hand, or Buyer, on the other, written notice thereof shall forthwith be given to the other party or parties specifying the provision hereof pursuant to which such termination is made, and this Agreement shall become void and have no effect, except that the agreements contained in this Article VIII, in Sections 6.3, 6.4 and 6.6 and in Articles X and XI shall survive the termination hereof. Except as provided in the immediately following sentence, nothing contained in this Section shall relieve any party from liability for damages actually incurred as a result of any breach of this Agreement.

Section 8.3. Amendment. This Agreement may not be amended except by an instrument in writing signed by or on behalf of all the parties hereto.

Section 8.4. Waiver. Seller on the one hand, or Buyer, on the other, may: (i) waive any inaccuracies in the representations and warranties of the other contained herein or in any document, certificate, or writing delivered pursuant hereto, or (ii) waive compliance by the other with any of the other’s agreements or fulfillment of any conditions to its own obligations contained herein. Any agreement on the part of a party hereto to any such waiver shall be valid only if set forth in an instrument in writing signed by or on behalf of such party. No failure or delay by a party hereto in exercising any right, power, or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power, or privilege.

ARTICLE IX

SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS;

INDEMNIFICATION

Section 9.1. Survival.

(a) Each representation and warranty of the parties hereto contained in this Agreement shall survive the Closing until the first anniversary of the Closing Date (such anniversary being called the “Survival Date”). From and after a Survival Date, no party hereto shall be under any liability hereunder with respect to any representation or warranty, except with respect to matters as to which notice has been received in accordance with Section 9.1(b). All covenants of the parties hereto, to the extent not otherwise fully performed at Closing, will survive the Closing.

(b) No party hereto shall have any indemnification obligation pursuant to this Article IX or otherwise in respect of any representation, warranty or covenant under this Agreement unless it shall have received from the party seeking indemnification written notice of the existence of the claim for or in respect of which indemnification in respect of such representation, warranty or covenant is being sought. Such notice shall set forth with reasonable specificity (i) the basis under this Agreement, and the facts that otherwise form the basis of such claim, (ii) the estimate of the amount of such claim (which estimate shall not be conclusive of the final amount of such claim) and an explanation of the calculation of such estimate, including a statement of any significant assumptions employed therein, and (iii) the date on and manner in which the party delivering such notice became aware of the existence of such claim.

Section 9.2. Indemnification by Seller. Subject to the terms and conditions of this Article IX, Seller shall indemnify, defend and hold harmless Buyer from and against any and all claims, actions, causes of action, demands assessments, losses, damages, liabilities, judgments, settlements, penalties, costs, and expenses (including reasonable attorneys’ fees and expenses), of any nature whatsoever (collectively, “Damages”), asserted against, resulting to, imposed upon, or incurred by Buyer, directly or indirectly, by reason of or resulting from any breach by Seller of (i) Seller’s representations and warranties contained in Article III or (ii) Seller’s covenants contained in this Agreement.

Section 9.3. Indemnification by Buyer. Subject to the terms and conditions of this Article IX, Buyer shall indemnify, defend and hold harmless Seller from and against any and all Damages, asserted against, resulting to, imposed upon, or incurred by Seller, directly or indirectly, by reason of or resulting from (i) any breach by Buyer of its representations, warranties and covenants contained in this Agreement, (ii) the Assumed Obligations or (iii) the Partnership and its ownership and operation of its properties and other assets.

Section 9.4. Indemnification Proceedings. In the event that any claim or demand for which a party (an “Indemnifying Party”), would be liable to the another party under Section 9.2 or Section 9.3 (an “Indemnified Party”) is asserted against or sought to be collected from an Indemnified Party by a third party, the Indemnified Party shall with reasonable promptness notify the Indemnifying Party of such claim or demand, but the failure so to notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations under this Article IX, except to the extent the Indemnifying Party demonstrates that the defense of such claim or demand is materially prejudiced thereby. The Indemnifying Party shall have 30 days from receipt of the above notice from the Indemnified Party (in this Section 9.4, the “Notice Period”) to notify the Indemnified Party whether or not the Indemnifying Party desires, at the Indemnifying Party’s sole cost and expense, to defend the Indemnified Party against such claim or demand; provided, that the Indemnified Party is hereby authorized prior to and during the Notice Period to file any motion, answer or other pleading that it shall deem necessary or appropriate to protect its interests or those of the Indemnifying Party and not prejudicial to the Indemnifying Party. If the Indemnifying Party elects to assume the defense of any such claim or demand, the Indemnified Party shall have the right to employ separate counsel at its own expense and to participate in the defense thereof. If the Indemnifying Party elects not to assume the defense of such claim or demand (or fails to give notice to the Indemnified Party during the

Notice Period), the Indemnified Party shall be entitled to assume the defense of such claim or demand with counsel of its own choice, at the expense of the Indemnifying Party. If the claim or demand is asserted against both the Indemnifying Party and the Indemnified Party and based on the advice of counsel reasonably satisfactory to the Indemnifying Party it is determined that there is a conflict of interest which renders it inappropriate for the same counsel to represent both the Indemnifying Party and the Indemnified Party, the Indemnifying Party shall be responsible for paying the reasonable expenses of separate counsel for the Indemnified Party; provided, however, that the Indemnifying Party shall not be responsible for paying for more than one separate firm of attorneys to represent all of the Indemnified Parties, regardless of the number of Indemnified Parties. If the Indemnifying Party elects to assume the defense of such claim or demand, (i) no compromise or settlement thereof may be effected by the Indemnifying Party without the Indemnified Party’s written consent (which shall not be unreasonably withheld) unless the sole relief provided is monetary damages that are paid in full by the Indemnifying Party and (ii) the Indemnifying Party shall have no liability with respect to any compromise or settlement thereof effected without its written consent (which shall not be unreasonably withheld).

Section 9.5. Exclusivity. The parties hereto agree that after Closing, in relation to any breach, default, or nonperformance of any representation, warranty, covenant, or agreement made or entered into by a party hereto pursuant to this Agreement or any certificate, instrument, or document delivered pursuant hereto, the only relief and remedy available to the other party hereto in respect of said breach, default, or nonperformance shall be Damages, but only to the extent properly claimable hereunder and subject to the terms and provisions of this Article IX; provided, however, that the foregoing shall not be deemed to limit or modify the parties’ rights under Section 10.8.

Section 9.6. Indemnification Despite Negligence. It is the express intention of the parties hereto that each party to be indemnified pursuant to this Article IX shall be indemnified and held harmless from and against all Damages as to which indemnity is provided for under this Article IX, notwithstanding that any such Damages arise out of or result from the ordinary, strict, sole, or contributory negligence of such party and regardless of whether any other party (including the other parties to this Agreement) is or is not also negligent. The parties hereto acknowledge that the foregoing complies with the express negligence rule and is conspicuous.

ARTICLE X

MISCELLANEOUS

Section 10.1. Notices. All notices, requests, demands, and other communications required or permitted to be given or made hereunder by any party hereto shall be in writing and shall be deemed to have been duly given or made if (i) delivered personally, (ii) transmitted by first class registered or certified mail, postage prepaid, return receipt requested, (iii) sent by a recognized prepaid overnight courier service (which provides a receipt), or (iv) sent by telecopy or facsimile transmission, with receipt acknowledged, to the parties at the following addresses (or at such other addresses as shall be specified by the parties by like notice):

If to Seller:

TIFD III-X LLC

c/o GE Energy Financial Services

120 Long Ridge Road

Stamford, Connecticut 06927-1550

Attention: Carl W. Peterson

Fax No.: 203-961-5818

With a copy to (which shall not constitute notice to any Seller):

GE Energy Financial Services

120 Long Ridge Road

Stamford, Connecticut 06927-1550

Attention: General Counsel

Fax No.: 203-357-6632

and

Thompson & Knight LLP

333 Clay Street, Suite 3300

Houston, Texas 77002

Attention: Michael K. Pierce

Fax No.: 832-397-8049

If to Buyer:

AROC Oil & Gas, L.L.C.

110 Cypress Station Dr., Suite 220

Houston, Texas 77090

Attention: Frank A. Lodzinski

Fax No.: 281-537-8324

With a copy to (which shall not constitute notice to any Buyer):

Bond & Smyser, LLP

5505 Jackson

Houston, Texas 77004

Attn: Adrienne Randle Bond

Fax No: 713-524-1196

Such notices, requests, demands, and other communications shall be effective upon receipt.

Section 10.2. Entire Agreement. This Agreement, together with any Exhibits and Schedules hereto and other writings referred to herein or delivered pursuant hereto, constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

Section 10.3. Binding Effect; Assignment; No Third Party Benefit. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors, and permitted assigns. Except as otherwise expressly provided in this Agreement, neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties. Except as provided in Article IX, nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties hereto, and their respective heirs, legal representatives, successors, and permitted assigns, any rights, benefits, or remedies of any nature whatsoever under or by reason of this Agreement.

Section 10.4. Severability. If any provision of this Agreement is held to be unenforceable, this Agreement shall be considered divisible and such provision shall be deemed inoperative to the extent it is deemed unenforceable, and in all other respects this Agreement shall remain in full force and effect; provided, however, that if any such provision may be made enforceable by limitation thereof, then such provision shall be deemed to be so limited and shall be enforceable to the maximum extent permitted by Applicable Law.

Section 10.5. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

Section 10.6. Further Assurances. From time to time following the Closing, at the request of any party hereto and without further consideration, the other party or parties hereto shall execute and deliver to such requesting party such instruments and documents and take such other action (but without incurring any material financial obligation) as such requesting party may reasonably request in order to consummate more fully and effectively the transactions contemplated hereby.

Section 10.7. Counterparts. This instrument may be executed in any number of identical counterparts, each of which for all purposes shall be deemed an original, and all of which shall constitute collectively, one instrument. It is not necessary that each party hereto execute the same counterpart so long as identical counterparts are executed by each such party hereto. This instrument may be validly executed and delivered by facsimile or other electronic transmission.

Section 10.8. Injunctive Relief. The parties hereto acknowledge and agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement, and shall be entitled to enforce specifically the provisions of this Agreement, in any court of the United States or any state thereof having jurisdiction, in addition to any other remedy to which the parties may be entitled under this Agreement or at law or in equity.

ARTICLE XI

DEFINITIONS AND REFERENCES

Section 11.1. Certain Defined Terms. When used in this Agreement, the following terms shall have the respective meanings assigned to them in this Section 11.1:

“Affiliate” means any Person directly or indirectly controlling, controlled by or under common control with another Person.

“Agreement” means this Limited Partner Interest Purchase and Sale Agreement, as hereafter amended or modified in accordance with the terms hereof.

“Applicable Law” means any statute, law, principle of common law, rule, regulation, judgment, order, ordinance, requirement, code, writ, injunction, or decree of any Governmental Entity.

“Business Day” means a day other than a Saturday, Sunday or day on which commercial banks in the United States are authorized or required to be closed for business.

“Code” means the Internal Revenue Code of 1986, or any successor statute thereto, as amended.

“Dollars” or “$” means U.S. Dollars.

“Environmental Laws” means all national, state, municipal or local laws, rules, regulations, statutes, ordinances or orders of any Governmental Entity relating to (a) the control of any potential pollutant or protection of the air, water or land, (b) solid, gaseous or liquid waste generation, handling, treatment, storage, disposal or transportation or (c) the regulation of or exposure to hazardous, toxic or other substances alleged to be harmful (including Hazardous Materials).

“General Partner” means AROC Resources, LLC, a Texas limited liability company.

“Governing Documents” means, when used with respect to an entity, the documents governing the formation and operation of such entity, including (a) in the instance of a corporation, the articles or incorporation and bylaws of such corporation, (b) in the instance of a partnership, the partnership agreement, and (c) in the instance of a limited liability company, the certificate of formation and limited liability company agreement.

“Governmental Entity” means any court or tribunal in any jurisdiction (domestic or foreign) or any federal, state, county, municipal, or other governmental or quasi-governmental body, agency, authority, department, commission, board, bureau, or instrumentality (domestic or foreign).

“Hazardous Materials” means (a) any substance or material that is listed, defined or otherwise designated as a “hazardous substance” under Section 101(14) of CERCLA, (b) any petroleum or petroleum products, (c) radioactive materials, urea formaldehyde, asbestos and PCBs and (d) any other chemical substance or waste that is regulated by any Governmental Entity under any Environmental Law.

“Hedge” means the Partnership hedges identified in Schedule I.

“Hedge Counterparty” means Barclays Bank PLC and Bank of America, N.A.

“Hedge Guaranty” means that certain guaranty issued by General Electric Capital Corporation in favor of the Hedge Counterparty with respect to the Partnership’s obligations under the Hedge.

“Hydrocarbons” means oil, gas, other liquid or gaseous hydrocarbons, or any of them or any combination thereof, and all products and substances extracted, separated, processed and produced therefrom.

“IRS” means the Internal Revenue Service.

“Knowledge” of a specified Person (or similar references to a Person’s knowledge) means all information actually or constructively known to (a) in the case of a Person who is an individual, such Person, or (b) in the case of a Person which is corporation or other entity, an executive officer or employee who devoted substantive attention to matters of such nature during the ordinary course of his employment by such Person. A Person has “constructive knowledge” of those matters which the individual involved could reasonably be expected to have as a result of undertaking an investigation of such a scope and extent as a reasonably prudent man would undertake concerning the particular subject matter.

“Lien” means any claim, lien, mortgage, security interest, pledge, charge, option, right-of-way, easement, encroachment, or encumbrance of any kind.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, enterprise, unincorporated organization, or Governmental Entity.

“Proceedings” means all proceedings, actions, claims, suits, investigations, and inquiries by or before any arbitrator or Governmental Entity.

“Reasonable Commercial Efforts” means a party’s reasonable commercial efforts in accordance with reasonable commercial practice.

“Securities Act” means the Securities Act of 1933, as amended.

“Taxes” means any income taxes or similar assessments or any sales, excise, occupation, use, ad valorem, property, production, severance, transportation, employment, payroll, franchise, or other tax imposed by any United States federal, state, or local (or any foreign or provincial) taxing authority, including any interest, penalties, or additions attributable thereto.

Section 11.2. Certain Additional Defined Terms. In addition to the terms as are defined in Section 11.1, the following terms are used in this Agreement as defined in the Articles, Sections or other subdivisions set forth opposite such terms:

Defined Term	Reference
Assumed Obligations	Section 6.8
Buyer	Preamble
Closing	Article II
Closing Date	Article II
Damages	Section 9.2
Effective Date	Section 1.3
Indemnified Party	Section 9.4
Indemnifying Party	Section 9.4
Interest	Recital A
Notice Period	Section 9.4
Partnership	Recital A
Partnership Agreement	Recital A
Partnership Properties	Article IV
Purchase Price	Section 1.2
Seller	Preamble
Survival Date	Section 9.1(a)

Section 11.3. References and Construction. All references in this Agreement to articles, sections, subsections and other subdivisions refer to corresponding articles, sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise.

(a) Titles appearing at the beginning of any of such subdivisions are for convenience only and shall not constitute part of such subdivisions and shall be disregarded in construing the language contained in such subdivisions.

(b) The words “this Agreement,” “this instrument,” “herein,” “hereof,” “hereby,” “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited.

(c) Words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires. Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender.

(d) Examples shall not be construed to limit, expressly or by implication, the matter they illustrate.

(e) Unless the context otherwise requires or unless otherwise provided herein, the terms defined in this Agreement which refer to a particular agreement, instrument or document also refer to and include all renewals, extensions, modifications, amendments or restatements of such agreement, instrument or document, provided that nothing contained in this subsection shall be construed to authorize such renewal, extension, modification, amendment or restatement.

(f) The word “or” is not intended to be exclusive and the word “includes” and its derivatives means “includes, but is not limited to” and corresponding derivative expressions.

(g) No consideration shall be given to the fact or presumption that one party had a greater or lesser hand in drafting this Agreement.

Section 11.4. Joinder. The General Partner joins in the execution of this Agreement for the purpose of evidencing its agreement to the terms of Sections 6.3, 6.4, 6.6, and 6.9. By its execution and delivery hereof, Seller, in its capacity as the limited partner of the Partnership, hereby consents to the General Partner executing and delivering this Agreement in the name and on behalf of the Partnership for purposes of the Partnership Agreement, including Section 6.2 thereof.

[Remainder of Page Intentionally Left Blank—Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement as of the date set forth above.

BUYER:

AROC Oil & Gas, L.L.C.

By:	/s/ Howard E. Ehler
Name:	Howard E. Ehler
Title:	Vice President Secretary

FOR PURPOSES OF SECTION 11.4:

AROC RESOURCES, LLC

By:	/s/ Howard E. Ehler
Name:	Howard E. Ehler
Title:	Vice President Secretary

SIGNATURE PAGE TO LIMITED PARTNER INTEREST PURCHASE AND SALE

AGREEMENT

IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement as of the date set forth above.

SELLER:

TIFD III-X LLC

By:	AIRCRAFT SERVICES CORPORATION,
as sole member

By:	/s/ Carl Peterson
Name:	Carl Peterson
Title:	Vice President

SIGNATURE PAGE TO LIMITED PARTNER INTEREST PURCHASE AND SALE

AGREEMENT

Exhibit 7.3(d)

Assignment of Limited Partnership Interest

Schedule I

Partnership Hedges

1.	2002 ISDA Master Agreement, by and between AROC Energy, L.P. and Barclays Bank PLC, dated January 9, 2007 (the “Barclays Master Agreement”). General Electric Capital Corporation issued a guaranty to Barclays Bank PLC as Credit Support Provider to AROC Energy, L.P. under the Barclays Master Agreement.

2.	1992 ISDA Master Agreement, by and between AROC Energy, L.P. and Bank of America, N.A., dated August 18, 2003 (the “BOA Master Agreement”). General Electric Capital Corporation issued a guaranty to Bank of America, N.A. as Credit Support Provider to AROC Energy, L.P. under the BOA Master Agreement.